UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2011

PMC-Sierra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Bordeaux Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 15, 2011, PMC-Sierra, Inc. (the “Company”) entered into a new change of control agreement (the “Agreement”) with each of its named executive officers — Michael W. Zellner, Vice President, Finance and Chief Financial Officer; Colin C. Harris, Vice President and Chief Operating Officer; Travis Karr, Vice President and General Manager, Enterprise Storage Division; and Robert M. Liszt, Vice President, Worldwide Sales — other than President and Chief Executive Officer Gregory Lang, which Agreements became effective on the same date they were entered into (the “Effective Date”). Each Agreement is for a term of three years and terminates upon the third anniversary of the Effective Date, provided that the Company and the executive may mutually agree to renew the Agreement.

Under each Agreement, if the executive’s employment is terminated without Cause (as defined in the Agreement) or the executive terminates his employment by reason of a Constructive Termination (as defined in the Agreement), and either (i) a Change of Control (as defined in the Agreement), or the signing of a binding agreement that could result in a Change of Control, is reasonably expected to occur within 60 days following such termination or (ii) a Change of Control occurred within two years prior to such termination, subject to a general release signed by the executive becoming effective, the executive will receive the following amounts and benefits (the “Severance Benefits”): (A) an amount equal to (1) one times the executive’s then-current base salary and (2) the sum of the most recent mid-year bonus amount and most recent year-end bonus amount paid to the executive under the Company’s Short Term Incentive Program prior to the executive’s Separation from Service, with such aggregate amounts to be paid in 12 monthly installments commencing on the 60th day following the executive’s Separation from Service (as defined in the Agreement), (B) at the Company’s election, either reimbursement of 12 months of health insurance premiums (under “COBRA” (Internal Revenue Code Section 4980B) or the insurance plan of the applicable jurisdiction) or an equivalent lump sum cash payment paid on the 60th day following the executive’s Separation from Service, and (C) accelerated vesting of all the executive’s equity awards, with a period of 12 months (or until the end of the applicable term of the award, if shorter) following the executive’s Separation from Service in which to exercise any of the executive’s stock options.

The Severance Benefits are subject to the executive’s continued compliance with certain restrictive covenants for the one-year period following the executive’s Separation from Service.

The Agreement supersedes all prior change of control agreements between the Company and the executive.

The foregoing summary of the Change of Control Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Change of Control Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Change of Control Agreement, by and between PMC-Sierra, Inc. and Michael W. Zellner, Colin C. Harris, Travis Karr, and Robert M. Liszt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC. (Registrant)

	By:	/s/ Michael W. Zellner
Michael W. Zellner
Date: December 16, 2011		Vice President Finance and Chief Financial Officer

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